SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                -----------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            THE MILLBROOK PRESS INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                           06-1390025
-----------------------                                 ------------------
(State of Incorporation                                  (I.R.S. Employer
 or Organization)                                       Identification No.)



  2 Old New Milford Road
  BROOKFIELD, CONNECTICUT                                     06804
-------------------------                               ------------------
(Address of principal                                       (Zip Code)
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     To Be So Registered                      Each Class Is To Be Registered
     -------------------                      ------------------------------

Common Stock, $.01 par value                  Nasdaq SmallCap Market and the
                                              Boston Stock Exchange

Redeemable Common Stock                       Nasdaq SmallCap Market and the
Purchase Warrants each to                     Boston Stock Exchange
purchase one share of Common
Stock



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             The description of the Registrant's Common Stock and Common Stock Purchase Warrants is contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-14631) under the heading "Description of Securities", which has been filed with the Securities and Exchange Commission, and which description is herein incorporated by reference.

ITEM 2.  EXHIBITS

                  3.1      Registrant's Amended Certificate of Incorporation.(1)

                  3.2      Bylaws of the Registrant, as amended.(1)

                  4.1      Specimen Common Stock Certificate of the
                           Registrant.(2)

                  4.2      Form of Warrant Certificate.(2)

                  4.3 Warrant Agreement between Continental Stock Transfer & Trust Company and Registrant.(1)




--------------------
      (1)Incorporated by reference and filed by amendment to the exhibit of the same number contained in the Registrant's Registration Statement (the
"Registration Statement") on Form SB- 2 (File No. 333-14631, and exhibits thereto, filed with the Securities and Exchange Commission on October 22, 1996, as amended.)

      (2)To be filed by amendment to the Exhibit of the same number contained in the Registration Statement.


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
                                    SIGNATURE

                      Pursuant to the requirements of Section 12 of the
Securities   Exchange  Act  of  1934,   the  registrant  has  duly  caused  this
registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   THE MILLBROOK PRESS INC.




Date:  December 10, 1996           By: /s/ Frank J. Farrell
                                      ---------------------
                                      Name:  Frank J. Farrell
                                      Title: Vice President and
                                             Secretary


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